Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(2)
File No. 333-196600

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated June 22, 2015

P R O S P E C T U S  S U P P L E M E N T
(To prospectus dated June 9, 2014)

Wintrust Financial Corporation

            Shares

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D

          We are offering to sell            shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $25 per share, which we refer to as the Preferred Stock.

          Dividends on the Preferred Stock will be payable when, as and if declared by our board of directors or a duly authorized committee of the board and to the extent that we have lawfully available funds to pay dividends. Dividends will accrue and be payable quarterly, in arrears, (i) from and including the original issuance date to, but excluding, July 15, 2025, at a rate equal to        % per annum, on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2015, and (ii) from and including July 15, 2025, at a floating rate equal to three-month LIBOR (as defined herein) plus a spread of        % per annum, on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2025, except in each case where such day is not a business day.

          Dividends on the Preferred Stock will not be cumulative. If for any reason our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period (as defined herein), then no dividend will be deemed to have accrued for such dividend period or be payable, and we will have no obligation to pay any dividend for such dividend period, whether or not our board of directors or a duly authorized committee of the board declares a dividend on the Preferred Stock for any future dividend period. Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

          We may redeem the Preferred Stock, (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a "regulatory capital treatment event" (as defined herein), in each case at a redemption price equal to $25 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. Holders of the Preferred Stock will not have the right to require redemption or repurchase of the Preferred Stock and will not have any voting rights, except as set forth under "Description of Preferred Stock—Voting Rights" on page S-25.

          Prior to this offering, there has been no public market for the Preferred Stock. We have applied to list the Preferred Stock on the NASDAQ Global Select Market under the symbol "WTFCPrD." Trading of the Preferred Stock on the NASDAQ Global Select Market is expected to commence within a 30-day period after the original issuance date of the Preferred Stock.

	Per share	Total

Public offering price(1)	$	$

Underwriting discounts and commissions(2)	$	$

Proceeds, before expenses, to us	$	$

(1)
Plus accrued dividends, if any, in the Preferred Stock from                        , 2015 to the original issuance date.

(2)
Reflects            shares of Preferred Stock sold to institutional investors, for which the underwriters received an underwriting discount of $            per share, and            shares of Preferred Stock sold to retail investors, for which the underwriters received an underwriting discount of $            per share. Based on the weighted average discount of $            per share, the total underwriting discounts and commissions is $            .

          Investing in the Preferred Stock involves risks. See "Risk Factors" beginning on page S-11 and "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of certain risks that you should consider in connection with an investment in the Preferred Stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          Shares of the Preferred Stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

          We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional            shares of the Preferred Stock at the public offering price less the applicable underwriting discount, solely to cover overallotments, if any.

          The underwriters expect to deliver the shares of Preferred Stock in book-entry only form through the facilities of The Depository Trust Company on or about                        , 2015.

Joint Book-Running Managers

INCAPITAL	US BANCORP

The date of this prospectus supplement is                        , 2015.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless the context indicates otherwise, the terms "Wintrust," "Company," "we" and "our" in this prospectus supplement refer to Wintrust Financial Corporation and its subsidiaries. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

        This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Wintrust at the address or telephone number indicated in the section entitled "Where You Can Find More Information" in this prospectus supplement.

        This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the Preferred Stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus dated June 9, 2014, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the Preferred Stock we are offering, and important business and financial information about us. To the extent the description of the Preferred Stock in this prospectus supplement differs from the description in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        Before you invest in the Preferred Stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus relating to this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of the documents upon the payment of a copying fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We make available free of charge most of our SEC filings on the investor relations page of our web site at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings

S-ii

incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our web site is part of this prospectus supplement or the accompanying prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847) 939-9000

        The SEC allows us to "incorporate by reference" much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  Our Quarterly Report on Form 10-Q for the period ended March 31, 2015;

  •
  The sections of our Definitive Proxy Statement for the 2015 Annual Meeting of Shareholders filed with the SEC on April 10, 2015 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on March 2, 2015, April 8, 2015, June 1, 2015 and June 2, 2015.

        This prospectus supplement and the accompanying prospectus also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the Preferred Stock; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been "furnished" and not "filed" with the SEC.

        You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus supplement or the accompanying prospectus.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking

S-iii

information can be identified through the use of words such as "intend," "plan," "project," "expect," "anticipate," "believe," "estimate," "contemplate," "possible," "point," "will," "may," "should," "would" and "could." Forward-looking statements and information are not historical facts, are premised on many factors and assumptions and represent only management's expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Accordingly, any such statements are qualified in their entirety by reference to the important factors listed below and in the sections entitled "Risk Factors" in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2014 and in any of our subsequent filings. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time and management's long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

  •
  negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect our liquidity and the performance of our loan portfolios, particularly in the markets in which we operate;

  •
  the extent of defaults and losses on our loan portfolio, which may require further increases in our allowance for credit losses;

  •
  estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;

  •
  the financial success and economic viability of the borrowers of our commercial loans;

  •
  market conditions in the commercial real estate market in the Chicago metropolitan area and southern Wisconsin;

  •
  the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in our allowance for loan and lease losses;

  •
  inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

  •
  changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, our liquidity and the value of our assets and liabilities;

  •
  competitive pressures in the financial services business which may affect the pricing of our loan and deposit products as well as our services (including wealth management services);

  •
  failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of our recent or future acquisitions;

  •
  unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

  •
  any negative perception of our reputation or financial strength;

S-iv

  •
  ability to raise additional capital on acceptable terms when needed;

  •
  disruption in capital markets, which may lower fair values for our investment portfolio;

  •
  ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

  •
  adverse effects on our information technology systems resulting from failures, human error or tampering;

  •
  adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

  •
  increased costs as a result of protecting our customers from the impact of stolen debit card information;

  •
  accuracy and completeness of information receive about customers and counterparties to make credit decisions;

  •
  our ability to attract and retain senior management experienced in the banking and financial services industries;

  •
  environmental liability risk associated with lending activities;

  •
  the impact of any claims or legal actions, including any effect on our reputation;

  •
  losses incurred in connection with repurchases and indemnification payments related to mortgages;

  •
  the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

  •
  the soundness of other financial institutions;

  •
  the expenses and delayed returns inherent in opening new branches and de novo banks;

  •
  examinations and challenges by tax authorities;

  •
  changes in accounting standards, rules and interpretations and the impact on our financial statements;

  •
  our ability to receive dividends from our subsidiaries;

  •
  a decrease in our regulatory capital ratios, including as a result of further declines in the value of our loan portfolios, or otherwise;

  •
  legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

  •
  a lowering of our credit rating;

  •
  changes in U.S. monetary policy;

  •
  restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

  •
  increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

  •
  the impact of heightened capital requirements;

S-v

  •
  increases in our FDIC insurance premiums, or the collection of special assessments by the FDIC;

  •
  delinquencies or fraud with respect to our premium finance business;

  •
  credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing our premium finance loans;

  •
  our ability to comply with covenants under our credit facility; and

  •
  fluctuations in the stock market, which may have an adverse impact on our wealth management business and brokerage operation.

        Therefore, there can be no assurance that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking statements or reflect the impact of circumstances or events after such date. You are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

S-vi

 PROSPECTUS SUPPLEMENT SUMMARY

        The following prospectus supplement summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this prospectus supplement summary together with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014. In addition, certain statements include forward-looking information that involves risks and uncertainties. See "Special Note Concerning Forward-Looking Statements" in this prospectus supplement.

Wintrust Financial Corporation

        Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois. We provide community-oriented, personal and commercial banking services to customers located in the Chicago metropolitan area and in southern Wisconsin through our fifteen wholly-owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. We provide specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through its wholly-owned subsidiary, First Insurance Funding Corporation and in Canada through its premium finance company, First Insurance Funding of Canada, and short-term accounts receivable financing and outsourced administrative services through its wholly-owned subsidiary, Tricom, Inc. of Milwaukee. We also provide a full range of wealth management services primarily to customers in the Chicago metropolitan area and in southern Wisconsin through three separate subsidiaries, The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors, LLC.

        As of March 31, 2015, we had total assets of approximately $20.4 billion, total loans, excluding loans held-for-sale and covered loans, of approximately $15.0 billion, total deposits of approximately $16.9 billion, and total shareholders' equity of approximately $2.1 billion.

        Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol "WTFC." Wintrust's principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, and its telephone number is (847) 939-9000.

 SUMMARY OF THE OFFERING

        The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Preferred Stock. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the Preferred Stock as well as other considerations that are important to you in making a decision about whether to invest in the Preferred Stock. You should pay special attention to the "Risk Factors" section beginning on page S-11 of this prospectus supplement and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2014, as such discussion may be amended or updated in other reports filed by us with the SEC, to determine whether an investment in the Preferred Stock is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the Preferred Stock, you should read the section entitled "Description of Preferred Stock" beginning on page S-19 of this prospectus supplement as well as the section entitled "Description of Capital Stock—Preferred Stock" beginning on page 17 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. As used in this "—Summary of the Offering" section, the terms "Wintrust," "we," "us," or "our" refer to Wintrust Financial Corporation and not any of its subsidiaries.

Issuer	Wintrust Financial Corporation
Securities Offered

          shares (or          shares if the underwriters' overallotment option is exercised in full) of Non-Cumulative Perpetual Preferred Stock, Series D, no par value (the "Preferred Stock"), with a liquidation preference of $25 per share.

We reserve the right to re-open this series of preferred stock and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Preferred Stock.

Ranking

The Preferred Stock will rank senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust (collectively, the "junior stock"). The Preferred Stock will rank on a parity with our existing 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, no par value, which we refer to as the Series C preferred stock, and each other class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust (collectively, the "parity stock") (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any). See "Description of Preferred Stock—General" on page S-19.

Dividends

We will pay dividends based on the liquidation preference of the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board of directors and to the extent that we have lawfully available funds to pay dividends. Dividends will accrue and be payable from the date of issuance to, but excluding, July 15, 2025 at a rate of      % per annum, payable quarterly, in arrears.

From and including July 15, 2025, we will pay dividends based on the liquidation preference of the Preferred Stock, when, as and if declared by our board of directors or such committee, at a floating rate equal to the then applicable three-month LIBOR (as defined herein) plus a spread of      % per annum, payable quarterly in arrears. The dividend rate of such floating rate dividends will be reset quarterly. The amount of any dividend will be computed in the manner described under "Description of Preferred Stock—Dividends—Floating Rate Period" on page S-21. See also "—Dividend Payment Dates" below.

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period (as defined herein), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Preferred Stock for any future dividend period.

Dividend Payment Dates

Dividends on the Preferred Stock will be payable when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year (each, a "dividend payment date"), beginning on October 15, 2015. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Stock) to, but excluding, the following dividend payment date is referred to as a dividend period.

During the Fixed Rate Period (as defined below), if any date on which dividends would otherwise be payable is not a business day, then the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid. During the Floating Rate Period (as defined below), if any date on which dividends would otherwise be payable is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day unless that day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding business day, and, in either case, dividends will accrue to, but exclude, the actual date the dividend is paid.

Dividend Stopper

While the Preferred Stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

• no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:
• a dividend payable solely in junior stock, or
• any dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any rights under any such plan;

•

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), other than:

• as a result of a reclassification of junior stock for or into other junior stock;
• the exchange or conversion of one share of junior stock for or into another share of junior stock;
• through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

• the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged;
• purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making;
• stabilization or customer facilitation transactions in junior stock in the ordinary course of business;
• purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or

•

the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•

no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), during a dividend period, other than:

• pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any;
• as a result of a reclassification of parity stock for or into other parity stock;
• the exchange or conversion of parity stock for or into other parity stock or junior stock;
• through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock;

•

purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

• the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business;

• purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or

•

the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

Subject to the immediately succeeding sentence, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity stock for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity stock but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity stock bear to each other.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines. See "Description of Preferred Stock—Dividends" beginning on page S-20.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution of $25 per share, plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made pro rata as to the Preferred Stock and any other parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and any other parity stock.

Redemption

We may redeem the Preferred Stock, (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a "regulatory capital treatment event" (as defined herein), in each case at a redemption price equal to $25 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

The holders of the Preferred Stock will not have the right to require redemption or repurchase of the Preferred Stock. The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

See "Description of Preferred Stock—Redemption" beginning on page S-23.
Voting Rights

None, except with respect to authorizing or increasing the authorized amount of senior stock (as defined herein), certain changes in the terms of the Preferred Stock, certain dividend non-payments and except as specifically required by Illinois law or as may be required by the rules of the NASDAQ Global Select Market. See "Description of Preferred Stock—Voting Rights" beginning on page S-25.

No Maturity

The Preferred Stock does not have any maturity date and will be perpetual unless redeemed at our option. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Federal Reserve if required to do so.

Preemptive and Conversion Rights	None.
Material U.S. Federal Income Tax Considerations	For a discussion of material United States federal income tax considerations of purchasing, owning and disposing of the Preferred Stock, see "Material United States Federal Income Tax Considerations."
Listing

We have applied to list the Preferred Stock on the NASDAQ Global Select Market under the symbol "WTFCPrD." Trading of the Preferred Stock on the NASDAQ Global Select Market is expected to commence within a 30-day period after the original issuance date of the Preferred Stock.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $        , or approximately $        if the underwriters exercise their overallotment option in full. We intend to use the net proceeds from the sale of the Preferred Stock for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions and reducing or refinancing existing debt.

Risk Factors

Please refer to the section entitled "Risk Factors" beginning on page S-11 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our Preferred Stock.

Transfer Agent, Registrar and Paying Agent	American Stock Transfer & Trust Company, LLC will act as initial transfer agent, registrar and paying agent for the Preferred Stock.
Calculation Agent	Wayne Hummer Investments, LLC, our registered broker-dealer subsidiary, will be the calculation agent for the Preferred Stock.

 SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The summary selected consolidated financial data of Wintrust presented below as of and for each of the years in the three-year period ended December 31, 2014 are derived from Wintrust's audited historical financial statements. The summary selected consolidated financial data presented below as of and for the three-month periods ended March 31, 2015 and 2014 are derived from Wintrust's unaudited interim consolidated financial statements.

        This information is only a summary and should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2015. The historical results presented below or included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus are not necessarily indicative of the future performance of Wintrust.

(Dollars in thousands, except per share data)

	Three Months Ended March 31,		Years Ended December 31,
	2015	2014	2014	2013	2012
Selected Financial Condition Data (at end of period):
Total assets	$20,382,271	$18,221,163	$20,010,727	$18,097,783	$17,519,613
Total loans, excluding loans held-for-sale and covered loans	14,953,059	13,133,160	14,409,398	12,896,602	11,828,943
Total deposits	16,938,769	15,129,045	16,281,844	14,668,789	14,428,544
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Total shareholders' equity	2,131,074	1,940,143	2,069,822	1,900,589	1,804,705

Selected Statements of Income Data:
Net interest income	$151,891	$144,006	$598,575	$550,627	$519,516
Net revenue(1)	216,432	189,535	813,815	773,024	745,608
Net income per common share—Basic	0.79	0.71	3.12	3.33	2.81
Net income per common share—Diluted	0.76	0.68	2.98	2.75	2.31

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin(2)	3.42%	3.61%	3.53%	3.50%	3.49%
Non-interest income to average assets	1.32%	1.03%	1.15%	1.27%	1.37%
Non-interest expense to average assets	3.01%	2.96%	2.92%	2.88%	2.96%
Net overhead ratio(2)(3)	1.69%	1.93%	1.77%	1.60%	1.59%
Efficiency ratio(2)(4)	67.90%	69.02%	66.89%	64.57%	65.85%
Return on average assets	0.80%	0.78%	0.81%	0.79%	0.67%
Return on average common equity	7.64%	7.43%	7.77%	7.56%	6.60%
Return on average tangible common equity(2)	9.96%	9.71%	10.14%	9.93%	8.70%
Average total assets	$19,826,240	$17,980,943	$18,699,458	$17,468,249	$16,529,617
Average total shareholders' equity	$2,114,356	$1,923,649	$1,993,959	$1,856,706	$1,696,276
Average loans to average deposits ratio (excluding covered loans)	91.4%	89.4%	89.9%	88.9%	87.8%
Average loans to average deposits ratio (including covered loans)	92.7%	91.6%	91.7%	92.1%	92.6%

Common Share Data (at end of period):
Market price per common share	$47.68	$48.66	$46.76	$46.12	$36.70
Book value per common share(2)	$42.30	$39.21	$41.52	$38.47	$37.78
Tangible common book value per share(2)	$33.04	$30.74	$32.45	$29.93	$29.28
Common shares outstanding	47,389,608	46,258,960	46,805,055	46,116,583	36,858,355
Other Data at end of period(7)
Leverage Ratio	9.2%	10.4%	10.2%	10.5%	10.0%
Tier 1 capital to risk-weighted assets	10.1%	12.0%	11.6%	12.2%	12.1%
Common equity Tier 1 capital to risk-weighted assets	9.1%	N/A	N/A	N/A	N/A
Total capital to risk-weighted assets	12.5%	12.6%	13.0%	12.9%	13.1%
Tangible common equity ratio (TCE)(2)(6)	7.9%	8.0%	7.8%	7.8%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock(2)(6)	8.5%	8.7%	8.4%	8.5%	8.4%
Allowance for credit losses(5)	$95,334	$93,012	$92,480	$97,641	$121,988
Non-performing loans	$81,772	$90,124	$78,677	$103,334	$118,083
Allowance for credit losses to total loans(5)	0.64%	0.71%	0.64%	0.76%	1.03%
Non-performing loans to total loans	0.55%	0.69%	0.55%	0.80%	1.00%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	146	126	140	124	111

(1)
Net revenue is net interest income plus non-interest income.

(2)
See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures/Ratios" of Wintrust's Annual Report on Form 10-K for the year ended December 31, 2014 and Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Supplementary Financial

  Measures/Ratios" of Wintrust's Quarterly Report on Form 10-Q for the three months ended March 31, 2015 for reconciliations of this performance measure/ratio to GAAP.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's total average assets. A lower ratio indicates a higher degree of efficiency.

(4)
The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)
The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)
Total shareholders' equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(7)
Asset quality ratios exclude covered loans.

RISK FACTORS

        An investment in the Preferred Stock is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the information included in our Annual Report on Form 10-K for the year ended December 31, 2014 and other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of shares of the Preferred Stock could decline significantly, and you could lose all or part of your investment.

Risks Relating to the Preferred Stock

The Preferred Stock will be rated below investment grade; any reduction in our credit rating could increase the cost of our funding from the capital markets or negatively impact the trading price of the Preferred Stock.

        A major credit rating agency evaluates Wintrust Financial Corporation and its banks, and its ratings are based on a number of factors, including our financial strength and conditions affecting the financial services industry generally. The Preferred Stock will not be investment-grade rated, and there can be no assurance that it will be rated investment grade in the future or otherwise be upgraded. Further, the Preferred Stock will be subject to a higher risk of price volatility than similar, higher-rated securities. Increases in leverage or deteriorating outlooks for an issuer or volatile markets could lead to significant deterioration in market prices of below-investment grade rated securities, such as the Preferred Stock.

        A rating is not a recommendation to purchase, sell or hold any particular security, including the Preferred Stock. Ratings do not reflect market prices or suitability of a security for a particular investor and may not reflect all risks related to us, our business or the structure or market value of the Preferred Stock. Ratings only reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Any decrease in our credit ratings could limit our access to the capital markets or short-term funding or increase our financial costs and thereby adversely affect our financial condition and liquidity or negatively impact the trading price of the Preferred Stock in any secondary market.

        Ratings agencies have themselves been subject to scrutiny arising from the financial crisis such that the rating agencies may make or may be required to make substantial changes to their ratings policies and practices. Such changes may, among other things, adversely affect our ratings.

The Preferred Stock constitutes an equity security and will rank junior to all of our and our subsidiaries' existing and future indebtedness.

        Shares of the Preferred Stock are equity interests in Wintrust and do not constitute indebtedness. As such, shares of the Preferred Stock will rank junior to all existing and future indebtedness and other non-equity claims on Wintrust with respect to assets available to satisfy claims on us. In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Preferred Stock only after all of our liabilities have been paid.

        The Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of the subsidiaries held by entities or persons other than us or entities owned or controlled by us. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus your ability as a holder of the Preferred Stock to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary's creditors and equity holders. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay amounts due on any or all of the Preferred Stock then outstanding.

        As of March 31, 2015, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $426.8 million, including outstanding junior subordinated debentures totaling $249.5 million and outstanding subordinated notes totaling $140.0 million. Our senior credit facility, consisting of a $75.0 million revolving credit facility and a $75.0 million term facility, has a maximum capacity of $150.0 million, none of which was drawn as of March 31, 2015. We were required under the terms of the term facility to borrow the full amount of the term facility no later than June 15, 2015, and on June 15, 2015, we borrowed the full amount of $75.0 million. We may also incur additional indebtedness in the future. The Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under "Risk Factors—You will have limited voting rights."

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

        The Preferred Stock will rank on parity with our Series C preferred stock and any other series of preferred stock that we may issue if the terms of such series provide that such preferred stock ranks equally with the Preferred Stock. Subject to approval by at least two-thirds of the outstanding shares of our Preferred Stock then outstanding, voting separately as a single class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Stock. The terms of any such future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock.

Our ability to pay dividends on, redeem or repurchase the Preferred Stock may be limited by the terms of our other outstanding securities, including our other series of preferred stock and our junior subordinated debentures, and the terms of our debt instruments.

        The payment of dividends is also subject to restrictions arising under the terms of our junior subordinated debentures underlying our trust preferred securities. Subject to certain exceptions, the terms of our outstanding junior subordinated debentures prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our capital stock, at any time when we have deferred payment of interest on those junior subordinated debentures or under certain other circumstances set forth in the indenture governing the junior subordinated debentures. Without notice to or consent from the holders of the Preferred Stock, we may issue additional series of junior subordinated debentures in the future with terms similar to our existing junior subordinated debentures or enter into other financing agreements that limit our ability to purchase or to pay cash dividends on our capital stock, including the Preferred Stock. In addition, our ability to pay dividends on the Preferred Stock is also subject to compliance with certain financial covenants under our senior credit facility.

Our ability to pay dividends on the Preferred Stock depends upon the results of operations of our subsidiaries and may be limited by regulatory considerations.

        We are a non-operating holding company, whose principal assets and source of income are our investments in our subsidiaries, including our banks. We rely primarily on dividends from these subsidiaries to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various federal and state law limitations on the extent to which our banking subsidiaries can declare and pay dividends to us, including minimum regulatory capital requirements, federal and state banking law requirements concerning the payment of dividends out of net profits or surplus and general regulatory oversight to prevent unsafe or unsound practices. See "Business—Supervision and Regulation—Payment of Dividends and Share Repurchases " and "We are a bank holding company, and our sources of funds, including to pay dividends, are limited" in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of regulatory and other restrictions on dividend declarations. Although we maintain cash positions for liquidity at the holding company level, if our banks or other of our subsidiaries were unable to supply us with cash over time, we could be unable to pay dividends to our common or preferred shareholders.

Dividends on the Preferred Stock are non-cumulative and discretionary.

        Dividends on the Preferred Stock are non-cumulative and discretionary. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of shares of the Preferred Stock will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for such dividend period, whether or not dividends are authorized and declared for any subsequent dividend period with respect to the Preferred Stock. Our board of directors may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Preferred Stock or no dividend for any dividend period even if funds are available. Factors that would be considered by our board of directors in making this determination include our financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations and such other factors as our board of directors may deem relevant.

        Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only when, as and if authorized and declared by our board of directors or a duly authorized committee of the board and (2) as a corporation, we are subject to restrictions on payments of dividends out of lawfully available funds.

We may be able to redeem the Preferred Stock prior to July 15, 2025.

        By its terms, the Preferred Stock may be redeemed by us prior to July 15, 2025 upon the occurrence of certain events involving the capital treatment of the Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a "regulatory capital treatment event," we may, at our option, redeem in whole, but not in part, the Preferred Stock, subject to any required approval of the appropriate federal banking agency. See "Description of Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event." If we redeem the Preferred Stock, you may not be able to reinvest the redemption price you receive in an investment with a comparable rate of return.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

        The Preferred Stock is a perpetual equity security. This means that the Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By their terms, shares of the Preferred Stock may be redeemed by us at our option, either in whole or in part, at any time on and after July 15, 2025, or, in whole but not in part, within 90 days of the occurrence of certain changes relating to the regulatory capital treatment of the Preferred Stock, as described below under "Description of Preferred Stock—Redemption Following a Regulatory Capital Treatment Event." Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, including for bank capital ratio purposes, the composition of our shareholders' equity and general market conditions at that time. In addition, our right to redeem the Preferred Stock is subject to limitations established by the Federal Reserve's guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the Preferred Stock. Our ability to redeem the Preferred Stock may also be limited by the terms of our agreements governing our existing and future indebtedness. We cannot guarantee that the Federal Reserve would approve any redemption of the Preferred Stock that we may propose.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

        From July 15, 2025, the dividend rate for the Preferred Shares will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the Floating Rate Period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

        You should further note that although the actual three-month LIBOR on a dividend payment date or at other times during a dividend period may be higher than the three-month LIBOR on the applicable dividend determination date, you will not benefit from the three-month LIBOR at any time other than on the dividend determination date for such dividend period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the Preferred Stock from July 15, 2025.

Uncertainty relating to the LIBOR calculation process may adversely affect the value of your Preferred Stock.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association, which we refer to as the BBA, in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR.

        Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. At this time, it is not possible to predict the effect of any such changes and any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities.

You will have limited voting rights.

        Until and unless we are in arrears on our dividend payments on the Preferred Stock for six quarterly dividend periods, whether consecutive or not, you will have no voting rights with respect to matters that generally require the approval of voting shareholders, except with respect to certain fundamental changes in the terms of the Preferred Stock, and except as may be required by the rules of any securities exchange or quotation system on which the Preferred Stock is listed, traded or quoted or by Illinois law. If dividends on the Preferred Stock are not paid in full for six dividend periods, whether consecutive or not, the holders of Preferred Stock, voting separately as a class together with holders of Series C preferred stock and any other equally ranked series of preferred stock that have similar voting rights, if any, will have the right, at the first annual meeting held thereafter and at subsequent annual meetings, to elect two directors to our board to hold office for a term of one year. The terms of the additional directors so elected will end upon the payment or setting aside for payment by us of continuous noncumulative dividends for at least one year on the Preferred Stock, the Series C preferred stock and any other equally ranked series of preferred stock. See "Description of Preferred Stock—Voting Rights—Right to Elect Two Directors upon Nonpayment."

The Preferred Stock is a new series of securities, and an active trading market for it may not develop.

        Prior to this offering, there has been no public market for the Preferred Stock. We have applied to list the Preferred Stock on the NASDAQ Global Select Market. However, there is no guarantee that we will be able to list the Preferred Stock. If approved, we expect trading of the Preferred Stock on the NASDAQ Global Select Market to begin within the 30-day period after the original issuance date. Even if the Preferred Stock is listed, there can be no assurance that an active trading market for the Preferred Stock will develop, or, if developed, that an active trading market will be maintained. Certain of the underwriters have advised us that they intend to facilitate secondary market trading by making a market in the Preferred Stock. However, the underwriters are not obligated to make a market in the Preferred Stock and may discontinue market making activities at any time. If an active market is not developed or sustained, the market price and liquidity of the Preferred Stock may be adversely affected.

General market conditions and unpredictable factors could adversely affect market prices for the Preferred Stock.

        Future trading prices of the Preferred Stock will depend on many factors, including:

  •
  whether we declare or fail to declare dividends on the Preferred Stock from time to time;

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

  •
  our creditworthiness;

  •
  the ratings given to our securities by credit rating agencies, including the ratings given to the Preferred Stock;

  •
  prevailing interest rates;

  •
  economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

  •
  the market for similar securities.

We may issue additional shares of Preferred Stock, depositary shares representing an interest in our preferred stock, shares of preferred stock or securities convertible or exchangeable for our preferred stock, and thereby materially and adversely affect the price of the Preferred Stock.

        We are not restricted from issuing additional shares of Preferred Stock, depositary shares representing an interest in our preferred stock, shares of preferred stock or securities convertible or exchangeable for our preferred stock, including in each case additional shares of preferred stock, during the life of the Preferred Stock. If we issue such additional securities, it may dilute the voting power of the holders of the Preferred Stock and materially and adversely affect the price of the Preferred Stock.

Ownership of the Preferred Stock may require regulatory approval or result in adverse regulatory consequences.

        We are a bank holding company regulated by the Federal Reserve. Any "company" as defined in the Bank Holding Company Act of 1956, as amended, which we refer to as the BHC Act, owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a "controlling influence" over us, may be subject to regulation as a "bank holding company" in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Although we do not believe the Preferred Stock is currently considered "voting stock" for purposes of the BHC Act, if the Preferred Stock were to become voting stock for the purposes of the BHC Act, whether because we have missed certain dividend payments, and as a result holders of the Preferred Stock, together with holders of all other classes of authorized preferred stock having equivalent voting rights, have the right to elect directors or for other reasons, a holder of 25% or more of the outstanding shares of Preferred Stock, or a lesser percentage of the outstanding shares of Preferred Stock that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHC Act. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.

        In addition, no person, including individuals or groups of individuals acting in concert may acquire "control" of us under the Change in Bank Control Act, which we refer to as the CBC Act, without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.

        Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then-outstanding shares in a class of voting stock, and any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of our stock in excess of the amount that can be acquired without regulatory approval under the BHC Act or the CBC Act.

        Under either the BHC Act or the CBC Act, a regulatory determination of "control" of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

USE OF PROCEEDS

        We estimate that our net proceeds from this offering will be approximately $            , or approximately $            if the underwriters exercise their overallotment option in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions and reducing or refinancing existing debt.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        The following table presents the calculation of the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated below.

		Quarter ended March 31,		Years ended December 31,
(Dollars in thousands)		2015	2014	2014	2013	2012	2011	2010
Income before income taxes	A	$63,035	$56,340	$246,431	$224,440	$180,132	$128,033	$100,807

Interest expense:
Interest on deposits		$11,814	$11,923	$48,411	$53,191	$68,305	$87,938	$123,779
Interest on other borrowings	C	6,652	5,397	24,281	26,891	39,200	56,478	53,492

Total interest expense	B	$18,466	$17,320	$72,692	$80,082	$107,505	$144,416	$177,271

Dividends on preferred shares(1)	D	$2,602	$2,582	$10,498	$13,822	$14,836	$6,592	$44,810
Ratio of earnings to combined fixed charges and preferred stock dividends:
Including deposit interest	(A+B) / (B+D)	3.87x	3.70x	3.84x	3.24x	2.35x	1.80x	1.25x
Excluding deposit interest	(A+C) / (C+D)	7.53x	7.74x	7.78x	6.17x	4.06x	2.93x	1.57x

(1)
The dividends on preferred shares were increased to amounts representing the pre-tax earnings that would be required to cover such dividend requirements.

DESCRIPTION OF PREFERRED STOCK

        You should read the following description of the Preferred Stock along with the "Description of Capital Stock—Preferred Stock" beginning on page 17 of the accompanying prospectus. This description of the Preferred Stock is qualified by the Certificate of Designations relating to the Preferred Stock (the "Certificate of Designations"), and where this description is inconsistent with the description of the Preferred Stock contained in the accompanying prospectus or the description of the Preferred Stock in the Certificate of Designations, the Certificate of Designations will control. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our amended and restated articles of incorporation, as amended, which we refer to as our Articles of Incorporation, including the Certificate of Designations, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they form a part, and the applicable provisions of the Illinois Business Corporation Act, as amended, and federal law governing bank holding companies. As used in this section, the terms "Wintrust," "we," "us," or "our" refer to Wintrust Financial Corporation and not any of its subsidiaries.

General

        The Preferred Stock is a single series of our authorized preferred stock. We are offering            shares of Preferred Stock (or up to        shares if the underwriters' overallotment option is exercised in full) pursuant to this prospectus supplement and the accompanying prospectus. Upon issuance against full payment of the purchase price therefor, shares of the Preferred Stock will be validly issued, fully paid and nonassessable. See "Description of Capital Stock" in the accompanying prospectus for a description of our authorized preferred stock.

        Shares of the Preferred Stock will rank (i) senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust, which we refer to collectively as junior stock, and (ii) on a parity with our 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, no par value, which we refer to as the Series C preferred stock, and each other class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust, which we refer to collectively as the parity stock (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any).

        We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, which we refer to collectively as the senior stock, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity stock with similar voting rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See "—Voting Rights" below. We may, however, from time to time, without notice to or consent from holders of the Preferred Stock, create and issue parity stock and junior stock. As of the date of this prospectus supplement, the Series C preferred stock is the only series of parity stock outstanding. See "—Other Preferred Stock" below.

        In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act.

        The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities. The Preferred Stock will not be subject to any sinking fund or any other obligation of us to redeem or repurchase the Preferred Stock. The Preferred Stock does not have a stated maturity date and will be perpetual unless redeemed at our option.

        We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Preferred Stock offered by this prospectus supplement. In addition, we may from time to time, without notice to or consent of holders of the Preferred Stock, issue additional shares of preferred stock that rank equally with or junior to the Preferred Stock. The additional preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the NASDAQ Global Select Market or any securities exchange on which the Preferred Stock is then listed.

Dividends

  General

        Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period, or if our board of directors or a duly authorized committee of the board of directors declares less than a full dividend in respect of a dividend period, then no dividend or full dividend, as the case may be, will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend or full dividend, as the case may be, for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Preferred Stock for any future dividend period. A dividend period is the period commencing on and including a dividend payment date to, but excluding, the next dividend payment date, except that (i) the initial dividend period will commence on and include the original issue date of the Preferred Stock and (ii) the dividend period commencing in July 2025 will commence on July 15, 2025 irrespective of whether such day is a business day.

        Holders of Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of the board of directors, out of assets legally available for the payment of dividends, non-cumulative cash dividends on the liquidation preference of the Preferred Stock at a rate equal to (1)         % per annum of the liquidation preference per share for each quarterly dividend period from the original issue date of the Preferred Stock to, but excluding, July 15, 2025, which we refer to as the Fixed Rate Period, and (2) the then applicable three-month LIBOR plus a spread of        % per annum of the liquidation preference per share for each quarterly dividend period from July 15, 2025 through the redemption date of the Preferred Stock, if any, which we refer to as the Floating Rate Period. In the event that we issue additional shares of Preferred Stock after the original issue date, dividends on such additional shares will accrue from the original issuance date of such additional shares.

        Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which will be the first calendar day of the month, whether or not a business day, in which the applicable dividend payment date occurs, or such other record date, not exceeding 30 days before the applicable dividend payment date, as will be fixed by our board of directors or a duly authorized committee of our board of directors. During the Fixed Rate Period, a business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York, are closed and during the Floating Rate Period, a business day means any day that would be considered a business day during the Fixed Rate Period that is also a "London banking day" as defined below. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under "—Redemption," on page S-23, unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

        We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

        There is no sinking fund with respect to dividends.

        For a discussion of the tax consequences of dividends paid on the Preferred Stock, see "Material United States Federal Income Tax Considerations—United States Holders" and "Material United States Federal Income Tax Considerations—Non-United States Holders."

  Fixed Rate Period

        If declared by our board of directors or a duly authorized committee of our board of directors, during the Fixed Rate Period, we will pay dividends on the Preferred Stock quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year, each of which we refer to as a dividend payment date, beginning on October 15, 2015.

        Dividends payable on the Preferred Stock for any dividend period that is included in the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. During the Fixed Rate Period, if any date on which dividends would otherwise be payable is not a business day, then the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid.

  Floating Rate Period

        If declared by our board of directors or a duly authorized committee of our board of directors, during the Floating Rate Period, we will pay dividends on the Preferred Stock quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year, each of which we refer to as a dividend payment date, beginning on October 15, 2025.

        Dividends payable on the Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. During the Floating Rate Period, if any date on which dividends would otherwise be payable is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day unless that day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding business day, and, in either case, dividends will accrue to, but exclude, the actual date the dividend is paid.

        The dividend rate during the Floating Rate Period will be reset quarterly (the first day of each dividend period will be a dividend reset date). The dividend rate for each dividend period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the "dividend determination date" for the dividend period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Absent manifest error, the calculation agent's determination of the dividend rate for a dividend period for the Preferred Stock will be binding and conclusive on you, the transfer agent, and us. A "London banking day" is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        The dividend rate for a dividend period during the Floating Rate Period will be based on the London interbank offered rate, which we refer to as "three-month LIBOR," and will be determined by the calculation agent as follows:

  (i)
  three-month LIBOR will be equal to the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on "Reuters Page LIBOR01" at approximately 11:00 a.m. London time on the relevant dividend determination date.

  (ii)
  If no such rate appears on "Reuters Page LIBOR01" or if the "Reuters Page LIBOR01" is not available at approximately 11:00 a.m. London time on the relevant dividend determination date, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related dividend reset date, to prime banks in the London interbank market, at approximately 11:00 a.m. London time on that dividend determination date that is representative of a single transaction in U.S. dollars in amounts of at least $1,000,000 in that market at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, three-month LIBOR will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. New York City time on that dividend determination date by three major banks in New York, New York, as selected by the calculation agent after consultation with us, for loans in U.S. dollars to leading European banks, for a period of three months commencing on the related dividend reset date that is representative of a single transaction in U.S. dollars in amounts of at least $1,000,000 in that market at that time. If the banks so selected by the calculation agent are not quoting as set forth above on the relevant dividend determination date, three-month LIBOR for the next dividend period will be the three-month LIBOR for the then current dividend period.

  Additional Information

        So long as any share of Preferred Stock remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), and (3) no shares of parity stock, if any, will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

        Subject to the immediately succeeding sentence, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity stock for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity stock but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity stock bear to each other.

        Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines. Our ability to pay dividends on the Preferred Stock may also be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

        Subject to the considerations described above, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of the board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock will not be entitled to participate in any such dividend.

Redemption

  Optional Redemption

        The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, at a redemption price equal to $25 per share, plus any declared and unpaid dividends. The holders of Preferred Stock will not have the right to require the redemption or repurchase of the Preferred Stock.

  Redemption Following a Regulatory Capital Treatment Event

        We may also redeem shares of the Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption up to the redemption date. A "regulatory capital treatment event" means the good faith determination by us that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Preferred Stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective after the original issue date of the Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the original issue date of the Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference of all shares of Preferred Stock then outstanding as "Tier 1 Capital" (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Preferred Stock.

  Redemption Procedures

        If shares of the Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of the Preferred Stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

  •
  the redemption date;

  •
  the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

  •
  the redemption price; and

  •
  the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price.

        On and after the redemption date, dividends will cease to accrue on shares of Preferred Stock, and such shares of Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under "—Voting Rights" below, except the right to receive the redemption price plus any declared and unpaid dividends.

        In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata, by lot or in such other manner as we may determine to be equitable. Subject to the provisions hereof, our board of directors or a duly authorized committee thereof will have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock will be redeemed from time to time.

        Under the Federal Reserve's current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See "Risk Factors—Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable" on page S-13 in this prospectus supplement. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

        The holders of the Preferred Stock do not have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

        In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution of $25 per share, plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of junior stock. Holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by us and will have no right or claim to any of our remaining assets.

        In any such distribution, if our assets are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of parity stock, if any, as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and parity stock, if any, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For such purposes, our merger or consolidation with or into any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Wintrust for cash, securities or other property, will not be deemed to constitute a liquidation, dissolution or winding up of Wintrust.

Voting Rights

        Except as provided below, as specifically required by Illinois law or as may be required by the rules of any securities exchange or quotation system on which the Preferred Stock is listed, traded or quoted, which we expect will be the NASDAQ Global Select Market, the holders of the Preferred Stock will have no voting rights. Each holder of Preferred Stock will have one vote per share (except as set forth below in "—Right to Elect Two Directors upon Nonpayment") on any matter in which holders of such shares are entitled to vote.

  Right to Elect Two Directors upon Nonpayment

        Whenever dividends on any shares of Preferred Stock or any other series of voting preferred stock (as defined below) have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive, which we refer to as a nonpayment, the holders of such shares of preferred stock, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock then outstanding, will be entitled to elect two additional members of our board of directors, which we refer to as the designated directors;

provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NASDAQ Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted); and provided further that our board of directors will, at no time, include more than two designated directors, including all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to their respective voting rights. In that event, the number of directors on our board of directors will automatically increase by two, and the new directors will be elected only at a special meeting called at the request of the holders of record of at least 20% of the shares of Preferred Stock or of any other series of voting preferred stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, failing which such election will be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, subject to the divestment of such rights, as described below.

        As used in this prospectus supplement, "voting preferred stock" means the Series C preferred stock and all other series of our preferred stock that we may issue in the future ranking equally with the Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and does not include the 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, no par value, which we refer to as the Series A preferred stock (and which have been redeemed and are no longer outstanding as described below under "—Other Preferred Stock"). Whether a plurality, majority or other portion of the Preferred Stock and any other voting preferred stock have been voted in favor of any matter will be determined by reference to the respective liquidation preference amounts of the Preferred Stock and such other voting preferred stock voted.

        If and when dividends for at least four consecutive dividend periods following a nonpayment have been paid in full on the Preferred Stock and any other series of voting preferred stock, or declared and a sum sufficient for such payment will have been set aside, which we refer to as a nonpayment remedy, the holders of Preferred Stock will immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such voting rights in the event of each and every subsequent nonpayment for the equivalent of six or more dividend periods, whether or not consecutive. If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each designated director so elected will immediately terminate and the number of directors on our board will automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

        In addition, if and when the rights of holders of Preferred Stock terminate for any reason, including under circumstances described above under "—Redemption," such voting rights of the holders of Preferred Stock will terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any additional directors elected by the holders of Preferred Stock and any other series of voting preferred stock will immediately terminate and the number of directors will automatically decrease by two, assuming that the rights of holders of such other series of voting preferred stock have similarly terminated.

        Any designated director may be removed at any time without cause by the holders of record of a majority of the outstanding Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class in proportion to their respective liquidation preferences) when they have the voting rights described above. In the event that a nonpayment will have occurred and there will not have been a nonpayment remedy, any vacancy in the office of a designated director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the designated director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NASDAQ Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted). Each designated director will each be entitled to one vote on any matter.

        Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote separately for the election of directors as a class, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. Any "company" (as defined in the BHC Act) owning 25% or more of that class, or less if it otherwise exercises a "controlling influence" over us, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company or systemically significant nonbank financial company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company or systemically significant nonbank financial company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.

  Other Voting Rights

        So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences, given in person or by proxy, either at a meeting or, if permitted by our Articles of Incorporation, in writing, will be required (but may not be sufficient) to:

  •
  amend or alter the provisions of our Articles of Incorporation or the Certificate of Designations for the shares of Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of senior stock;

  •
  amend, alter or repeal the provisions of our Articles of Incorporation or the Certificate of Designations for the shares of Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the shares of Preferred Stock, taken as a whole; provided, however, that (1) any increase in the amount of our authorized but unissued shares of common stock or preferred stock, (2) any increase in the authorized or issued shares of Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Preferred Stock; or

  •
  consummate a binding share exchange or reclassification involving the shares of Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.

        If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Preferred Stock for this purpose), then only the series of voting preferred stock materially and adversely affected and entitled to vote will vote as a class in lieu of all other series of voting preferred stock.

        Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, and to the extent permitted by law, we may amend, alter, supplement, or repeal any terms of our Articles of Incorporation or the Certificate of Designations for the shares of Preferred Stock for the following purposes:

  •
  to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

  •
  to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations for the Preferred Stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Preferred Stock will have been redeemed.

Other Preferred Stock

        Our Articles of Incorporation authorizes our board of directors to create and provide for the issuance of one or more series of preferred stock, no par value, without the approval of our stockholders. Our board of directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. As of the date of this prospectus supplement, 20,000,000 shares of our capital stock are classified as preferred stock under our Articles of Incorporation. As of June 19, 2015, we had 126,312 shares of Series C preferred stock issued and outstanding. Our Series A preferred stock, which were previously authorized and issued, has been redeemed and is no longer outstanding.

Transfer Agent, Registrar and Paying Agent

        American Stock Transfer & Trust Company, LLC will act as initial transfer agent, registrar and paying agent for the Preferred Stock.

        We and the transfer agent, registrar and paying agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and for all other purposes.

Calculation Agent

        Wayne Hummer Investments, LLC, our registered broker-dealer subsidiary, will be the calculation agent for the Preferred Stock.

Preemptive and Conversion Rights

        The holders of the Preferred Stock do not have any preemptive or conversion rights.

Book-Entry Issuance

        Shares of Preferred Stock will be issued in book-entry form through DTC, as described in "Book-Entry System" on page S-29 in this prospectus supplement.

BOOK-ENTRY SYSTEM

        We will issue and deposit with The Depository Trust Company, which we refer to as DTC, one or more fully registered global certificates representing the total aggregate number of shares of Preferred Stock sold in this offering. The global certificates representing the Preferred Stock will be registered in the name of Cede & Co., the partnership nominee of DTC, or such other name as may be required by an authorized representative of DTC. Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC, which we refer to as participants, or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of shares of the Preferred Stock represented by such global security for all purposes under the statement and the global securities. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the statement.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Preferred Stock, so long as the corresponding securities are represented by global securities.

        Payments of dividends on the global security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we nor the transfer agent, registrar and paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We understand that DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

  •
  securities brokers and dealers;

  •
  banks and trust companies; and

  •
  clearing corporations and certain other organizations.

        Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. We refer to banks, brokers, dealers and trust companies as indirect participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the transfer agent, registrar and paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the global security and we do not appoint a successor depositary within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the statement. Beneficial interests in global securities held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Preferred Stock by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we refer to as Similar Laws, and (iii) entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, plans or arrangements, each of (i), (ii) and (iii) we refer to as a Plan.

        Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan's particular circumstances before authorizing an investment in the Preferred Stock. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the ERISA Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

        Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Preferred Stock were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Preferred Stock by a Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).

        The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Preferred Stock. Those class exemptions include:

  •
  PTCE 96-23—for certain transactions determined by in-house asset managers;

  •
  PTCE 95-60—for certain transactions involving insurance company general accounts;

  •
  PTCE 91-38—for certain transactions involving bank collective investment funds;

  •
  PTCE 90-1—for certain transactions involving insurance company separate accounts; and

  •
  PTCE 84-14—for certain transactions determined by independent qualified professional asset managers.

        In addition, ERISA Section 408(b)(17) provides an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). No assurance can be made that all of the conditions of any such exemption will be satisfied.

        Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Preferred Stock by a Plan, the Preferred Stock may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Preferred Stock or any interest in the Preferred Stock will be deemed to have represented by its purchase and holding of the Preferred Stock that either:

  •
  it is not a Plan and is not purchasing the Preferred Stock or interest in the Preferred Stock on behalf of or with the assets of any Plan; or

  •
  its purchase, holding and disposition of the Preferred Stock or interest in the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

        In addition, any purchaser that is a Plan or that is acquiring the notes on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Preferred Stock that (a) neither the Company, the Agents, the Managers, the underwriters nor any of their respective affiliates, which we refer to collectively as the Seller, is a "fiduciary" (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any substantially similar applicable law or regulation) with respect to the acquisition, holding or disposition of the Preferred Stock, or as a result of any exercise by the Seller of any rights in connection with the Preferred Stock, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the Preferred Stock and the transactions contemplated with respect to the Preferred Stock, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the Preferred Stock is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such Preferred Stock and not a fiduciary to such purchaser.

        Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Preferred Stock on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Preferred Stock, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the Preferred Stock by the Plan are entitled to full exemptive relief thereunder. Purchasers of the Preferred Stock have exclusive responsibility for ensuring that their purchase of the Preferred Stock does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws.

        Nothing herein shall be construed as, and the sale of the Preferred Stock to a Plan is in no respect, a representation by us or the underwriter that any investment in the Preferred Stock would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Preferred Stock. The summary is limited to taxpayers who will hold the Preferred Stock as "capital assets" (generally, assets held for investment) and who purchase the Preferred Stock in the initial offering at the initial offering price. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

  •
  a dealer in securities or currencies;

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

  •
  a bank;

  •
  an insurance company;

  •
  a thrift institution;

  •
  a regulated investment company;

  •
  a tax-exempt organization;

  •
  a person that purchases or sells Preferred Stock as part of a wash sale for tax purposes;

  •
  a person that owns Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

  •
  a United State expatriate; or

  •
  a person liable for alternative minimum tax.

        This section is based on the United States Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds the Preferred Stock, the United States federal income tax consequences to a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Preferred Stock should consult its tax advisor with regard to the United States federal income tax consequences of an investment in the Preferred Stock.

        Please consult your own tax advisor concerning the consequences of the purchase, ownership and disposition of the Preferred Stock in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction. No ruling is being sought from the Internal Revenue Service, which we refer to as the IRS, regarding the United States federal income tax consequences of the purchase, ownership or disposition of the Preferred Stock.

United States Holders

        This subsection describes the tax consequences to a "United States holder." You are a United States holder if you are a beneficial owner of a share of Preferred Stock and you are, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States holder, this subsection does not apply to you and you should refer to "—Non-United States Holders" below.

  Distributions on Preferred Stock

        In general.    For United States federal income tax purposes, distributions with respect to the Preferred Stock will constitute dividend income to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will first be treated as a non-taxable return of capital to the extent of your tax basis in the Preferred Stock and thereafter as capital gain from the sale or exchange of your Preferred Stock. If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a non-corporate United States holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements.

        Extraordinary Dividends.    Dividends that exceed certain thresholds in relation to your tax basis in the Preferred Stock could be characterized as an "extraordinary dividend" under the Internal Revenue Code. If you are a corporation, you have held the stock for two years or less before the dividend announcement date and you receive an extraordinary dividend, you will generally be required to reduce your tax basis in your stock with respect to which such dividend was made by the non-taxed portion of such dividend. If the amount of the reduction exceeds your tax basis in such stock, the excess is treated as taxable gain. If you are a non-corporate United States holder and you receive an extraordinary dividend you will be required to treat any losses on the sale of our Preferred Stock as long-term capital losses to the extent of the extraordinary dividends you receive that qualify for taxation at preferential rates. The deductibility of capital losses is subject to limitations.

  Sale or Exchange of Preferred Stock Other Than by Redemption

        If you sell, exchange or otherwise dispose of your Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the sum of amount of cash and the fair market value of property received by you and your adjusted tax basis of the Preferred Stock. Any gain or loss will be treated as long-term capital gain or loss if you have held the Preferred Stock for more than one year. Net long-term capital gain of a non-corporate United States holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

  Redemption of Preferred Stock

        If we redeem your Preferred Stock, it generally will be a taxable event. You would be treated as if you had sold your Preferred Stock if the redemption:

  •
  results in a complete termination of your stock interest in us;

  •
  is substantially disproportionate with respect to you; or

  •
  is not essentially equivalent to a dividend with respect to you.

        In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.

        If we redeem your Preferred Stock in a redemption that meets one of the tests described above, you generally will recognize capital gain or loss equal to the difference between the sum of the amount of cash and the fair market value of property (other than stock of us or a successor to us) received by you and your adjusted tax basis in the Preferred Stock redeemed. Any gain or loss will be long-term capital gain or loss if you have held the Preferred Stock for more than one year. Net long-term capital gain of a non-corporate United States holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

        If a redemption does not meet any of the tests described above, the cash and fair market value of the property you receive would generally be treated as a distribution with respect to the Preferred Stock and constitute dividend income to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first be treated as a non-taxable return of capital to the extent of your tax basis in the Preferred Stock and thereafter as capital gain from the sale or exchange of your Preferred Stock. If a redemption of the Preferred Stock is treated as a distribution with respect to the Preferred Stock, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed and remaining Preferred Stock.

  Net Investment Income Tax

        A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder's "net investment income" or, in the case of a trust or estate, undistributed net investment income, for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income or, in the case of a trust or estate, adjusted gross income, for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A United States holder's net investment income will generally include the United States holder's dividend income and its net gains from the disposition of Preferred Stock. If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the 3.8% tax to your income and gains in respect of your investment in the Preferred Stock.

  Information Reporting and Backup Withholding

        In general, if you are a non-corporate United States holder, dividend payments, or other taxable distributions, made on your Preferred Stock, as well as the payment of the proceeds from the sale or redemption of your Preferred Stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding will generally apply to such payments if you are a non-corporate United States holder and you: (i) fail to provide an accurate taxpayer identification number, (ii) are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or (iii) in certain circumstances, fail to comply with applicable certification requirements.

        You generally may obtain a refund of any amounts withheld under the United States backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

Non-United States Holders

        This section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Stock by a "Non-United States holder." You are a

Non-United States holder if you are a beneficial owner of a share of Preferred Stock and you are neither a United States holder (as defined above) or a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes).

  Distributions on Preferred Stock

        For United States federal income tax purposes, distributions with respect to the Preferred Stock will constitute dividend income to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will first be treated as a non-taxable return of capital to the extent of your tax basis in the Preferred Stock and thereafter as capital gain from the sale or exchange of your Preferred Stock.

        Any dividend paid to a Non-United States holder generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-United States holder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, in order to obtain the benefits of such treaty. A Non-United States holder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-United States holders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.

        If, however, the Non-United States holder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-United States holder's conduct of a trade or business within the United States, and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding tax described above. Instead, such dividend will be subject to United States federal income tax in the manner described below under "Effectively Connected Income."

  Gain on Disposition of Preferred Stock

        Except as otherwise discussed below, a Non-United States holder generally will not be subject to United States federal income tax on any gain realized upon a sale, exchange or other disposition of Preferred Stock unless (i) such gain is effectively connected with the Non-United States holder's conduct of a United States trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-United States holder in the United States), (ii) the Non-United States holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, (iii) the Non-United States holder is subject to provisions applicable to certain United States expatriates, or (iv) we are or become a "United States real property holding corporation,"which we refer to as USRPHC, for United States federal income tax purposes and certain other conditions are met. We do not believe that we are or will become a USRPHC, however there can be no assurance in that regard.

        Gain described in clause (i) immediately above will be subject to United States federal income tax in the manner described below under "Effectively Connected Income." A Non-United States holder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other disposition, which may be offset by United States-source capital losses of the Non-United States holder during the taxable year.

  Effectively Connected Income

        Any dividend with respect to, or gain recognized upon a sale, exchange or other disposition of, Preferred Stock that is effectively connected with a trade or business carried on by a Non-United States holder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-United States holder in the United States) will be subject to United States federal income tax, based on the Non-United States holder's net effectively connected income, generally in the same manner as if the Non-United States holder were a U.S. person for United States federal income tax purposes. If a dividend or gain is effectively connected with a United States trade or business of a Non-United States holder that is a corporation for United States federal income tax purposes, such corporate Non-United States holder may also be subject to a "branch profits tax" on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-United States holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

  Information Reporting and Backup Withholding

        Annual reporting to the IRS and to each Non-United States holder will be required as to the amount of distributions (other than certain distributions treated as gain on a sale of stock) paid to such Non-United States holder and the amount, if any, of tax withheld with respect to such distributions. This information may also be made available to the tax authorities in the Non-United States holder's country of residence. Dividends generally are not subject to "backup withholding" if the Non-United States holder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI).

        The payment of the proceeds of the sale, exchange or other disposition of our common stock to or through the United States office of a broker will be subject to both backup withholding and information reporting unless the Non-United States holder certifies its non-United States status on IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our Preferred Stock by non-United States offices of United States brokers or non-United States brokers with certain types of relationships to the United States unless the Non-United States holder certifies its non-United States status or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-United States holder may be refunded or credited against such Non-United States holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA Withholding

        Under legislation commonly known as the Foreign Account Tax Compliance Act or "FATCA," a 30% withholding tax generally will be imposed on dividends with respect to, and the gross proceeds from a disposition after December 31, 2016 of, shares of our Preferred Stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Internal Revenue Code and the United States Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the United States Treasury Department to collect and disclose certain information regarding its United States account holders (including certain account holders that are foreign entities that have United States owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-United States entities, unless the entity provides the payor with certain information regarding certain direct and indirect United States owners of the entity, or certifies that it has no such United States owners, and complies with certain other requirements. Holders generally will be required to furnish certifications (generally on an IRS Form W-9, Form W-8BEN, Form W-8BEN-E or Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. FATCA withholding will also apply where our Preferred Stock is held through a non-United States broker (or other non-United States intermediary) that is not FATCA compliant. Under certain circumstances, a holder might be eligible for refunds or credits of the tax. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in the Preferred Stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which you are resident or maintain a branch.

UNDERWRITING

        We are offering the Preferred Stock described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Preferred Stock listed next to its name below:

Name	Number of Shares
Incapital LLC
U.S. Bancorp Investments, Inc.

Total

        The underwriters have advised us that they are committed to purchase all the shares of Preferred Stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose to offer the shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $            per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the U.S. may be made by affiliates of the underwriters.

        The underwriting fee is equal to the public offering price per share less the amount paid by the underwriters to us per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters. The information assumes either no exercise or full exercise by the underwriters of an option to purchase up to an additional             shares of Preferred Stock from us in the offering.

	No Exercise	Full Exercise
Per Share(1)	$	$
Total(1)	$	$

(1)
Reflects            shares of Preferred Stock sold to institutional investors, for which the underwriters received an underwriting discount of $              per share, and            shares of Preferred Stock sold to retail investors, for which the underwriters received an underwriting discount of $            per share. Based on the weighted average discount of $          per share, the total underwriting discounts and commissions is $                (assuming no exercise of the underwriters' overallotment option) and $                (assuming the underwriters' overallotment option is exercised in full).

        We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $400,000.

        We have granted to the underwriters an option to purchase up to              additional shares of Preferred Stock at the public offering price less the underwriting discount from us. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

        The underwriters will be permitted to engage in certain transactions that stabilize the price of the Preferred Stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Preferred Stock. If the underwriters create a short position in the Preferred Stock in connection with the offering, i.e., if they sell more shares of Preferred Stock than are set forth on the cover page of the prospectus supplement, the underwriters may reduce that short position by purchasing the Preferred Stock in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. "Naked" short sales are sales in excess of the underwriters' overallotment option or, where no overallotment option exists, sales in excess of the number of shares of Preferred Stock an underwriter has agreed to purchase from the issuer. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Stock. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. An affiliate of U.S. Bancorp Investments, Inc. serves as a lender under the loan agreement providing for our revolving credit facility and term loan and as trustee under the indentures governing our 5.000% Subordinated Notes due 2024 and our junior subordinated debentures. From time to time, certain of the underwriters and their affiliates may affect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of the Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each of which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of Preferred Stock may be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Preferred Stock shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe the Preferred Stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

        This document is not a prospectus for the purposes of the Prospectus Directive. This document has been prepared on the basis that all offers of Preferred Stock offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of such Preferred Stock. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of Preferred Stock in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

  United Kingdom

        Each underwriter has represented and agreed that:

                (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, which we refer to as the FSMA) received by it in connection with the issue or sale of the Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

                   (b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Stock in, from or otherwise involving the United Kingdom.

        The communication of this document and any other document or materials relating to the issue of any Preferred Stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Financial Promotion Order, or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as relevant persons). In the United Kingdom, the Preferred Stock offered hereby, is only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

        The validity of the shares of Preferred Stock offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriters by Morrison & Foerster LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Wintrust included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon incorporated herein by reference. Such consolidated financial statements and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Wintrust Financial Corporation

Debt Securities, Common Stock, Preferred Stock, Depositary
Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units
and Hybrid Securities Combining Elements of the Foregoing

        This prospectus relates to the potential offer and sale, in one or more offerings, of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing. In addition, certain other persons to be identified in a prospectus supplement may offer and sell our securities. We will not receive any proceeds from any sale of securities by such persons.

        This prospectus provides a general description of the securities we or certain selling securityholders and their successors, including transferees, which we collectively refer to as selling securityholders, may offer. Each time we sell or any selling securityholder sells securities, we will describe the specific terms of the securities offered in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.

        We and any selling securityholder may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our and any selling securityholder's arrangements with them in the prospectus supplement that relates to that offering, and such selling securityholder will be responsible for underwriting discounts or commissions or agents' commissions with respect to any securities they sell.

        This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

        Our common stock is quoted on the NASDAQ Global Select Market under the trading symbol "WTFC". On June 5, 2014, the last sales price on the NASDAQ Global Select Market for our common stock was $45.21. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

        Investing in our securities involves risk. You should consider carefully the risk factors included in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the FDIC or any other governmental agency.

        Our principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, telephone number: (847) 939-9000.

The date of this prospectus is June 9, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, utilizing an automatic "shelf" registration process. Under this automatic shelf registration process, we or any selling securityholder may offer and sell, in one or more offerings, the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we offer or any selling securityholder offers these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to those filings. You should review the complete document to evaluate these statements.

        You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Each reference in this prospectus to "Wintrust", "the Company", "we", "us" and "our" means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of the documents upon the payment of a copying fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847) 939-9000

        The SEC allows us to "incorporate by reference" much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        This prospectus incorporates by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, prior to the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been "furnished" and not "filed" with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 8, 2014;

  •
  our Current Reports on Form 8-K filed with the SEC on January 23, 2014 and May 23, 2014; and

  •
  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. This document may only be used where it is legal to sell these securities. Neither we nor any selling securityholders are making any offer of these securities in any state where the offer is not permitted.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, the documents incorporated by reference or deemed incorporated by reference, any related prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking information can be identified through the use of words such as "intend," "plan," "project," "expect," "anticipate," "believe," "estimate," "contemplate," "possible," "point," "will," "may," "should," "would" and "could." Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management's expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Accordingly, any such statements are qualified in their entirety by reference to the important factors described in the sections entitled "Risk Factors" and "Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2013 and in any of our subsequent filings.

        We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management's long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices.

        There can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation update any forward-looking statements or reflect the impact of circumstances or events after such date.

 THE COMPANY

        Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois. We provide community-oriented, personal and commercial banking services to customers located in the Chicago metropolitan area and in southeastern Wisconsin through our fifteen wholly-owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. We provide specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through our wholly-owned subsidiary, First Insurance Funding Corporation, and our Canadian premium finance company, First Insurance Funding of Canada, and short-term accounts receivable financing and outsourced administrative services through our wholly-owned subsidiary, Tricom, Inc. of Milwaukee. We also provide a full range of wealth management services primarily to customers in the Chicago metropolitan area and in southeastern Wisconsin through three separate subsidiaries, The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors, LLC.

        As of March 31, 2014, we had total assets of approximately $18.2 billion, total loans, excluding covered loans and mortgage loans held for sale, of approximately $13.1 billion, total deposits of approximately $15.1 billion, and total shareholders' equity of approximately $1.9 billion.

        Our common stock is traded on the NASDAQ Global Select Market, or NASDAQ, under the ticker symbol "WTFC."

USE OF PROCEEDS

        We will not receive any proceeds from any securities sold by a selling securityholder.

        Except as otherwise provided in the prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.

        Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.

 RATIOS

        Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below.

		Year Ended December 31,
	Three Months Ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges
Including interest on deposits	4.25	3.80	2.68	1.89	1.57	1.54
Excluding interest on deposits	11.44	9.35	5.60	3.27	2.88	3.64
Ratio of earnings to combined fixed charges and preferred stock dividends
Including interest on deposits	3.70	3.24	2.35	1.80	1.25	1.37
Excluding interest on deposits	7.74	6.17	4.06	2.93	1.57	2.27

        The ratio of earnings to fixed charges is computed by dividing (1) income before income taxes and fixed charges by (2) total fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income before income taxes and fixed charges by (2) the sum of total fixed charges and preferred stock dividends. For purposes of computing these ratios:

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

  •
  fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

  •
  preferred stock dividends represent the amount of pre-tax earnings required to cover such dividend requirements.

GENERAL DESCRIPTION OF SECURITIES

        We or any selling securityholder may offer under this prospectus debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing, either individually or as units consisting of two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered by us or any selling securityholder. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the applicable prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Description of Debt Securities

        We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term "Wintrust" means Wintrust Financial Corporation and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

General

        We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our "senior indebtedness," as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

        Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the "senior indenture." Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the "subordinated indenture." We refer to the senior indenture and the subordinated indenture collectively as the "indentures," and we refer to senior debt securities and subordinated debt securities collectively as the "debt securities."

        The provisions of the indentures allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.

        The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series. There are no covenants or provisions in the indentures that would afford the holders of the debt securities of any series protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Wintrust that may adversely affect such holders.

Terms Specified in Prospectus Supplement

        We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.

        The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

  •
  classification as senior or subordinated debt securities and the specific designation;

  •
  aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

  •
  the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

  •
  original issue and stated maturity date or dates;

  •
  the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

  •
  the interest payment dates, if any;

  •
  the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

  •
  any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

  •
  whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

  •
  whether we will issue the debt securities in temporary form and under what terms and conditions;

  •
  the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

  •
  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

  •
  a discussion on any material U.S. federal income tax considerations applicable to the debt securities; and

  •
  any other terms and conditions set forth therein.

        We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.

Registration, Denominations, Exchange and Transfer of Debt Securities

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.

        As described in the section entitled "Book-Entry System," the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See "Book-Entry System."

Subordination of the Subordinated Debt Securities

        The subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to Wintrust's obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Wintrust as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Wintrust ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Wintrust the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Wintrust ranking junior to the subordinated debt securities.

        In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Wintrust with respect to the principal or interest on the subordinated debt securities.

        The term "senior indebtedness" means the following, whether now outstanding or subsequently created, assumed or incurred:

  •
  all indebtedness of Wintrust for money borrowed, including any obligation of, or any obligation guaranteed by, Wintrust, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

  •
  any deferred obligation of Wintrust for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

  •
  all obligations, contingent or otherwise, of Wintrust in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

  •
  all capital lease obligations of Wintrust;

  •
  all obligations of Wintrust in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

  •
  all obligations of the type referred to in the above five bullets of other persons for the payment of which Wintrust is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Wintrust, whether or not such obligation is assumed by Wintrust; and

  •
  any obligations of Wintrust to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term "senior indebtedness" does not include:

  •
  any securities issued under the subordinated indenture (including the subordinated debt securities),

  •
  Wintrust's subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of Wintrust which are outstanding or which are issued by a subsidiary trust of Wintrust,

  •
  any guarantee in respect of the trust preferred securities of a subsidiary trust of Wintrust, or

  •
  any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Wintrust's Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

        The subordinated debt securities will rank senior to all of Wintrust's equity securities, including its preferred stock, whether now outstanding or subsequently created.

        The indentures do not limit the aggregate amount of senior indebtedness that may be issued by Wintrust.

Events of Default

        Events of Default and Certain Remedies Under the Senior Indenture.    Under the senior indenture, each of the following will be an "event of default" with respect to a series of senior debt securities:

  •
  failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

  •
  failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

  •
  failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

  •
  specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

        If an event of default described in any of the first, second or third bullets above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.

        The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:

  •
  Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

  •
  all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment or deposit);

  •
  all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment on deposit; and

    •
    all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

  •
  any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

        Events of Default and Certain Remedies Under the Subordinated Indenture.    Under the subordinated indenture, each of the following will be an "event of default" with respect to a series of subordinated debt securities:

  •
  failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

  •
  failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

  •
  failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

  •
  specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

        If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

  •
  Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

  •
  all matured installments of interest on all the subordinated debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit); and

    •
    all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

  •
  any and all defaults with respect to debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

        Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration under the subordinated indenture upon the occurrence of an event of default described in the first three bullets of the definition of "event of default" above.

        Remedies on Events of Default Under Either Indenture.    Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Wintrust will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal that consists of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Wintrust does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Wintrust or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Wintrust or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.

        No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

  •
  the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

  •
  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;

it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person, that no one or more holders of outstanding debt securities shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Wintrust, shall not be impaired or affected without the consent of such holder.

        Subject to certain restrictions, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Wintrust, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.

        Wintrust is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Wintrust of its obligations under the applicable indenture during the preceding year.

        The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.

Modifications and Amendments

        Wintrust and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:

  •
  to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

  •
  to evidence the succession of another person to Wintrust and the assumption by any such successor of the covenants of Wintrust contained in the indentures and the debt securities pursuant to the obligations set forth in "—Consolidation, Merger and Sale of Assets";

  •
  to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

  •
  to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  •
  to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

  •
  to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

  •
  to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Wintrust in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

  •
  to add any events of default with respect to all or any series of the debt securities;

  •
  to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

  •
  to secure the debt securities;

  •
  to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof; and

  •
  to make any change that does not materially and adversely affect the rights of any holder.

        Without prior notice to any holders, Wintrust and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Wintrust with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:

  •
  change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder's debt security,

  •
  reduce the principal amount thereof or the rate of interest thereon;

  •
  reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

  •
  reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

  •
  modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to holders.

        It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Wintrust shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Wintrust will mail supplemental indentures to holders upon request. Any failure of Wintrust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.

Satisfaction, Discharge and Defeasance

        Satisfaction and Discharge.    Wintrust may discharge most of its obligations under the indentures to holders of the debt securities of any series if:

  •
  it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

  •
  it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

  •
  all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Wintrust has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

        Defeasance and Discharge; Covenant Defeasance.    Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Wintrust, at its option:

  •
  will be released from any and all obligations in respect of the debt securities of any series, which is known as "defeasance and discharge"; or

  •
  need not comply with certain designated covenants regarding the debt securities of any series, which is known as "covenant defeasance."

        If Wintrust exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.

        To exercise either its defeasance and discharge or covenant defeasance option, Wintrust must:

  •
  deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

  •
  deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service, which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such option and will be required to pay U.S. federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

        When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Wintrust will no longer be liable for payment and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Wintrust will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.

        The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Wintrust exercises its defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets

        The indentures provide that Wintrust shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any person unless either:

  •
  Wintrust is the continuing person or the person (if other than Wintrust) formed by such consolidation or into which Wintrust is merged or to which properties and assets of Wintrust are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Wintrust on all of the debt securities and under the indentures and the performance of every other covenant of the indentures on the part of Wintrust; and

  •
  Wintrust delivers to the trustee (A) an opinion of counsel regarding the transaction's compliance with the relevant provisions of the applicable indenture and (B) an officers' certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

        Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Wintrust, the successor person formed by such consolidation or into which Wintrust is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Wintrust under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the debt securities.

Concerning the Trustee

        The applicable prospectus supplement will specify who will act as trustee under the senior indenture pursuant to which the senior debt securities will be issued. U.S. Bank National Association will act as trustee under the subordinated indenture pursuant to which the subordinated debt securities will be issued. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.

Governing Law

        The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.

Payment and Paying Agent

        Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt security of any series on any interest payment date to the person in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.

        All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Wintrust upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Wintrust, and the trustee will have no liability therefor.

Description of Capital Stock

        The following description of our capital stock does not purport to be complete and is qualified, in all respects, by reference to applicable Illinois law and our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our amended and restated by-laws, which we refer to as our by-laws, each of which is incorporated by reference in the registration statement of which this prospectus is part. To find out where copies of these documents can be obtained, see "Where You Can Find More Information".

Authorized Capital Stock

        Under our articles of incorporation, we have the authority to issue 100 million shares of common stock, without par value, and 20 million shares of preferred stock, without par value.

Common Stock

        Common Stock Outstanding.    As of June 5, 2014, we had 46,549,171 shares of our common stock issued and outstanding. The outstanding shares of our common stock are, and the shares of our common stock issuable upon the conversion of the series C preferred will be, duly authorized, validly issued, fully paid and non-assessable. The shares of our common stock issuable upon the conversion of any series A preferred that we may issue will be duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including the series A preferred and series C preferred and any series of preferred stock that we may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the Illinois Business Corporation Act, or the IBCA.

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors of the Company may elect all of the directors standing for election.

        Dividend Rights.    The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of our outstanding preferred stock, including the series A preferred and series C preferred. Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company, including the series A preferred and series C preferred.

        Preemptive Rights.    Under our articles of incorporation, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.

        Listing.    Our common stock is listed on NASDAQ. We have applied to NASDAQ to list any additional common stock offered hereby.

  Series A Preferred Stock

        Series A Preferred Stock Outstanding.    As of June 5, 2014, no shares of series A preferred were outstanding.

        Dividends.    Non-Cumulative Dividends on the outstanding shares of series A preferred are payable quarterly in arrears if, when and as declared by our board of directors, at a rate of 8.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series A preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series A preferred, including the series C preferred. The series A preferred is not redeemable by the holders thereof or by the Company.

        Conversion.    Holders of the series A preferred may convert their shares into common stock at any time. We may convert all of the series A preferred into common stock upon the consummation of certain Fundamental Transactions (as defined in the Series A Certificate of Designations), provided that we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. We may convert any or all of the series A preferred into common stock if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds $35.59 and we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. The conversion price of the series A preferred is subject to customary anti-dilution adjustments.

        Reorganization Events and Fundamental Transactions.    If we consummate a Reorganization Event (as defined in the Series A Certificate of Designations), each share of the series A preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock.

        Voting Rights.    Holders of the series A preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation or by-laws in a manner adverse to the rights of the series A preferred, issue capital stock ranking senior to the series A preferred or take certain other actions without the approval of the holders of the series A preferred. In addition, holders of the series A preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series A preferred for four or more quarterly dividend periods, whether or not consecutive.

Series C Preferred Stock

        Series C Preferred Stock Outstanding.    As of June 5, 2014, we had 126,467 shares of series C preferred outstanding.

        Dividends.    Non-Cumulative Dividends on the series C preferred are payable quarterly in arrears if, when and as declared by our board of directors, at a rate of 5.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series C preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series C preferred. The series C preferred is not redeemable by the holders thereof or by the Company.

        Conversion.    Holders of the series C preferred may convert their shares into common stock at any time. On or after April 15, 2017, if the closing price of the common stock exceeds 130% of the conversion price then in effect for 20 trading days during any 30 consecutive trading day period, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, we may at our option cause some or all of the series C preferred to be automatically converted into common stock at the then prevailing conversion rate. In addition, in connection with a Make-Whole Acquisition (as defined in the Series C Certificate of Designations), we will, under certain circumstances, be required to pay an adjustment in the form of an increase in the conversion rate upon any conversions of the series C preferred that occur during the period beginning on the effective date of the Make-Whole Acquisition and ending on the date that is 30 days after the effective date of such Make-Whole Acquisition. The adjustment in the conversion rate in the event of a Make-Whole Acquisition will be payable in shares of common stock or the consideration into which the common stock has been converted or exchanged in connection with the Make-Whole Acquisition. The amount of the adjustment in the conversion rate in the event of a Make-Whole Acquisition, if any, will be based on the stock price and the effective date of the Make-Whole Acquisition. The conversion price of the series C preferred is subject to customary anti-dilution adjustments.

        Reorganization Events and Fundamental Transactions.    If we consummate a Reorganization Event (as defined in the Series C Certificate of Designations), each share of the series C preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock.

        Voting Rights.    Holders of the series C preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation in a manner adverse to the rights of the series C preferred, issue capital stock ranking senior to the series C preferred or take certain other actions without the approval of the holders of the series C preferred. In addition, holders of the series C preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series C preferred for six or more quarterly dividend periods, whether or not consecutive.

Preferred Stock

        Blank Check Preferred Stock.    We or any selling securityholder may offer shares of any series of preferred stock that we have designated or that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of the Company. Under our articles of incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.

        Preferred Stock Offered Hereby.    If we offer or any selling securityholder offers preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, to the extent not already described herein, including the following, where applicable:

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

  •
  whether dividends are or will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock are or will accumulate;

  •
  the dividend periods (or the method of calculating the dividend periods);

  •
  the voting rights of the preferred stock, if any;

  •
  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

  •
  whether or not the shares of the series are or will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

  •
  whether or not and on what terms the shares of the series are or will be subject to redemption or repurchase at our option;

  •
  whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock; and

  •
  the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

        The description in the prospectus supplement will not necessarily be complete, and reference will be made to the certificate of designation relating to a series of preferred stock which will be or have been filed with the SEC.

Depositary Shares

        We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue "depositary receipts" for these "depositary shares." Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.

        The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Exchange Agent and Registrar

        IST Shareholder Services is the exchange agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the exchange agent and registrar for each series of preferred stock will be IST Shareholder Services.

Certain Provisions of Our Articles of Incorporation, By-Laws, Illinois Law and Certain Applicable Banking Regulations That May Have an Anti-Takeover Effect

        Certain provisions of our articles of incorporation, by-laws, Illinois law and certain applicable banking regulations may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors.

        These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust's current board of directors or management more difficult.

        These provisions of our articles of incorporation and by-laws include the following:

  •
  our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

  •
  our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

  •
  our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:

  •
  receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

  •
  is approved by at least two-thirds of the disinterested directors; or

  •
  provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

        Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:

  •
  the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

  •
  the fair market value per share of common stock on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

        For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:

  •
  is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

  •
  was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

  •
  was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.

The amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock; provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders' ability to act by written consent, (d) regarding the minimum number of directors, (e) regarding indemnification of directors and officers by the Company and limitation of liability for directors and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Our by-laws may be amended only by the board of directors.

        The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors.

        The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956, or the Bank Holding Company Act, requires any "bank holding company" (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Wintrust common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Wintrust common stock, including pursuant to Wintrust's warrants to purchase Wintrust common stock held by such holder, must be taken into account in calculating a shareholder's aggregate holdings of Wintrust common stock.

 Description of Stock Purchase Contracts and Stock Purchase Units

        We may issue stock purchase contracts pursuant to which holders will purchase from us a number of shares of common stock at a future date, which we refer to as stock purchase contracts. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and securities of the Company or of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to as stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

        The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa, and such payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

Description of Warrants

        We may issue warrants to purchase debt securities, common stock, preferred stock or other securities of the Company. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from those securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements.

        We will describe in the applicable prospectus supplement relating to any warrants we are offering the specific terms relating to the offering, which terms may include some or all of the following:

  •
  the title of the warrants;

  •
  the offering price and aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, common stock or preferred stock that can be purchased if a holder exercises the warrant and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

BOOK-ENTRY SYSTEM

        Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for the Wintrust offered securities and the trust preferred securities (collectively, the Offered Securities). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for that DTC's participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants.

        Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC's records. The ownership interest of each actual purchaser of each Offered Security, which we refer to as the Beneficial Owner, is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase.

        Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

        To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and

Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. Alternatively, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer the such participant's interest in the Offered Securities, on DTC's records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Offered Securities to such agent's DTC account.

        DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

        The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

        We and any selling securityholder may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

        Selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities. In addition to selling securities under this prospectus, selling securityholders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, selling securityholders may decide not to sell any securities offered hereby.

        The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

  •
  the type and terms of the securities being offered;

  •
  the names of any selling securityholders, if applicable;

  •
  the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

  •
  the purchase price of the securities;

  •
  the proceeds we will receive from the sale of the securities;

  •
  the names of the securities exchanges, if any, on which the securities are listed;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents and any delayed delivery arrangements.

        Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we and any selling securityholder may transfer the securities by other means not described in this prospectus.

General

        Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of the Securities Act. Any discounts or commissions they receive from us or selling securityholders and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

        This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

Sale Through Underwriters or Dealers

        If we use or a selling securityholder uses underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

        We or any selling securityholder may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

        If we use or a selling securityholder uses dealers in a sale of securities, we or such selling securityholder will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

        We or any selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We or any selling securityholder may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us or any selling securityholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

        We or any selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we or any selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling securityholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

        We or a selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates.

        Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        The validity of the debt securities, common stock, warrants, preferred stock, depositary shares, stock purchase contracts and stock purchase units will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, and management's assessment of the effectiveness of Wintrust Financial Corporation's internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation's management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                Shares

Wintrust Financial Corporation

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D

P R O S P E C T U S    S U P P L E M E N T

                        , 2015

INCAPITAL	US BANCORP